SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 8, 2024

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 613-6000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 Par Value	FORR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

The information contained in this current report on Form 8-K is furnished pursuant to Item 2.02 of Form 8-K “Results of Operations and Financial Condition”. This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. The information contained in this report shall not be incorporated by reference into any filing of Forrester Research, Inc. with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

On February 8, 2024, Forrester Research, Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2023.

Forrester believes that adjusted financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Forrester uses adjusted financial information to manage its business, including use of adjusted financial results as the basis for setting targets for various compensation programs. Our adjusted presentation excludes the following, as well as their related tax effects:

Amortization of intangibles—we exclude the effect of the amortization of intangibles from our adjusted results in order to more consistently present our ongoing results of operations.

Gains and losses from investments—we have consistently excluded both gains and losses related to our investment in non-marketable securities from our adjusted results in order to keep quarter-over-quarter and year-over-year comparisons consistent.

Stock-based compensation expense—we exclude stock-based compensation from our adjusted results in order to keep quarter-over-quarter and year-over-year comparisons consistent.

Restructuring costs—we exclude costs associated with the Company’s reductions in force and asset impairment charges associated with the Company’s reductions in office space from our adjusted results in order to keep quarter-over-quarter and year-over-year comparisons consistent.

Legal settlement—we have excluded a one-time legal settlement accrual for a wage-related matter from our adjusted results in 2023 to keep quarter-over-quarter and year-over-year comparisons consistent.

However, these measures should be considered in addition to, not as a substitute for, or superior to, operating income or other measures of financial performance prepared in accordance with generally accepted accounting principles as more fully discussed in our financial statements and filings with the Securities and Exchange Commission.

Item 2.05	Costs Associated with Exit or Disposal Activities

On February 8, 2024, the Company announced a reduction in its workforce of approximately 3% of its employees across various geographies and functions. Notification to affected persons commenced December 20, 2023 and is expected to be completed by February 29, 2024. The Company expects to incur pre-tax expenses of approximately $3.5 million to $3.9 million in the fourth quarter of 2023 and the first quarter of 2024 related principally to cash severance and related benefit costs for terminated employees.

Item 2.06.	Material Impairments.

On February 6, 2024, the Company announced that it would close its office located at 150 Spear Street, San Francisco, California and replace it with shorter term, flexible space. The Company anticipates incurring a non-cash asset impairment charge of approximately $3.8 million in the first quarter of 2024 in connection with this reduction in space.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

George F. Colony, the Chairman and Chief Executive Officer of the Company, has agreed to a continuation through December 31, 2024 of the previously disclosed reduction in his base salary to $1.00 on an annualized basis.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated February 8, 2024 with respect to financial results for the quarter and year ended December 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding anticipated charges in connection with the reduction in force, the closing of the Company’s San Francisco office, and the timing and process for completion of these actions. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, the possibility that: there are impediments to the Company’s ability to execute the reduction in force or office closing as currently contemplated; the actual charges in implementing these actions are higher than anticipated; and there are changes to the assumptions on which the estimated charges associated with these actions are based. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

By	/s/ L. Christian Finn
Name:	L. Christian Finn
Title:	Chief Financial Officer

Date: February 8, 2024